UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2012

Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 16, 2012, Taylor Capital Group, Inc. issued a press release announcing that its recently commenced public offering of 4,000,000 shares of Perpetual Non-Cumulative Preferred Stock, Series A, has priced at $25.00 per share, with an annual non-cumulative dividend rate of 8.00%.  The offering, which is subject to customary closing conditions, will generate gross proceeds to the Company of $100.0 million before underwriting discounts and commissions and offering expenses.  A copy of the Company’s press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Press Release issued by Taylor Capital Group, Inc., dated November 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 16, 2012

TAYLOR CAPITAL GROUP, INC.

/s/ Brian T. Black
By:	Brian T. Black
General Counsel and Corporate Secretary